Exhibit 3.2
AMENDED AND RESTATED
BYLAWS
OF
GREEN BRICK PARTNERS, INC.

ARTICLE I
Meetings of Stockholders
Section 1.1    Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors (the “Board”) of Green Brick Partners, Inc. (as such name may be changed from time to time in accordance with applicable law, the “Corporation”). Any annual meeting of stockholders may be adjourned or postponed by action of the Board at any time in advance of such meeting. Any other proper business may be transacted at the annual meeting of stockholders.
Section 1.2    Special Meetings.
(a)Authority to Call Special Meetings. Except as otherwise provided by the Corporation’s certificate of incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing a series of preferred stock of the Corporation) (as the same may be amended or amended and restated, the “Certificate of Incorporation”) and subject to the rights of the holders of any outstanding series of preferred stock of the Corporation (the “Preferred Stock”), special meetings of stockholders of the Corporation (each a “special meeting”), for any purpose or purposes, (i) may be called at any time and be held at, such date, time and place, if any, either within or without the State of Delaware, as may be designated solely, by (1) the Chairman of the Board, if there be one, (2) the Chief Executive Officer, if there shall be one and (3) the Board and (ii) shall be called by the Board upon delivery to the Secretary at the principal executive offices of the Corporation of the written request (each a “Special Meeting Request”) of any stockholder or stockholders of record of the Corporation holding not less than ten percent (10%) in voting power of the then outstanding shares of capital stock of the Corporation generally entitled to vote on the election(s), question(s) or business for which such special meeting is called; provided that each such election, question or business must constitute a proper matter for stockholder action (each a “Requesting Stockholder”). Any special meeting may be adjourned or postponed by action of the Board or, in the case of a special meeting called pursuant to clauses (ii) above, by the Requesting Stockholder at any time in advance of such special meeting.
(b)Scope of Special Meeting Request. The Special Meeting Request shall (i) state the purpose or purposes of the Special Meeting and include a brief description of the election(s), question(s) or business constituting the purpose or purposes of such special meeting, the text of any question(s) or business (including the text of any resolutions proposed for consideration and, in the event that such question(s) or business include(s) a proposal to amend these Bylaws, the language of the proposed amendment) and) the reasons for transacting such election(s), question(s) or business at such special meeting and any material interest in such election(s), question(s) or business of each Requesting Stockholder, and of each beneficial owner, if any, on whose behalf such request is made. In addition, the Special Meeting Request shall provide for each Requesting Stockholder and for each beneficial owner, if any, on whose behalf such request is made all information that would be required to be delivered by such person with respect to a Nomination or Business, as the case may be, pursuant to Section 1.13(a)(ii), (iii) and (iv) if the Nomination or Business was made at an annual meeting of stockholders.
(c)Time and Place of Special Meetings. Each special meeting shall be held at such date, time and place, if any, either within or without the State of Delaware, as may be designated by the Board; provided, however, that the date shall be within ninety (90) days of receipt of the Special Meeting Request or such later date as shall be required to allow the Corporation to comply with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and provided further, that if such Special Meeting Request is revoked by written notice delivered to the Secretary at any time prior to the special meeting, the Board shall be entitled to cancel such special meeting notwithstanding that proxies in respect of the election(s), question(s) or business for which such special meeting is called may have been received by the Corporation. Notwithstanding the foregoing provisions of Section 1.2, if the Requesting Stockholder(s) (or a qualified representative or representatives) does not appear at such special meeting of stockholders to present such election(s), question(s) or business, such election(s), question(s) or business shall not be considered or transacted at such meeting, notwithstanding that proxies in respect of such vote(s) may have been received by the Corporation.
Section 1.3    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Amended and Restated Bylaws (as the same may be further amended or amended and restated, these “Bylaws”), the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting.
Section 1.4    Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 1.8 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Section 1.5    Quorum. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall attend. Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own capital stock, held by it in a fiduciary capacity.
Section 1.6    Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer, if any, or in his or her absence by the President, if any or in his or her absence by the Chief Operating Officer, if any or in the absence of the foregoing individuals by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
Section 1.7    Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of capital stock of the Corporation held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to consent to corporate action without a meeting, if any, may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. When a quorum is present at any meeting of stockholders, all other elections, questions or business presented to the stockholders at such meeting shall be decided by the affirmative vote of a majority of the votes cast with respect to any such election, question or business presented to the stockholders unless the election, question or business is one which, by express provision of the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, any regulation applicable to the Corporation or its securities or the laws of the State of Delaware, a vote of a different number or voting by class or series is required, in which case, such express provision shall govern. For purposes of these Bylaws, a “majority of the votes cast” means that the number of votes cast “for” the election, question or business presented to the stockholders exceeds the votes cast “against” such election, question or business and “votes cast”

shall exclude “abstentions” and “broker non-votes” with respect to such election, question or business.
Section 1.8    Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to consent to corporate action without a meeting, if any, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (a) in the case of a determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and, unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, the record date for determining the stockholders entitled to notice of such meeting shall also be the record date for determining the stockholders entitled to vote at such meeting; (b) in the case of a determination of stockholders entitled to consent to corporate action without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to consent to corporate action without a meeting, if any, when no prior action of the Board is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by applicable law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.8 at the adjourned meeting.
Section 1.9    List of Stockholders Entitled to Vote. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.
Section 1.10    Action by Consent in Lieu of Meeting. Except as otherwise permitted by or pursuant to the provisions of the Certificate of Incorporation, any action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by consent of stockholders in lieu of a meeting of stockholders. When, as permitted by or pursuant to the provisions of the Certificate of Incorporation, action required or permitted to be taken at any annual or special meeting of stockholders is taken without a meeting, without prior notice and without a vote, a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with applicable law. When, as permitted by or pursuant to the provisions of the Certificate of Incorporation, action required or permitted to be taken at any annual or special meeting of stockholders is taken without a meeting, without prior notice and without a vote, prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall, to the extent required by applicable law, be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation.
Section 1.11    Inspectors of Election. The Corporation may, and shall if required by applicable law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the individual presiding over the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No individual who is a candidate for an office at an election may serve as an inspector at such election.
Section 1.12    Conduct of Meetings. The date and time of the opening and the closing of the polls for each election, question or business upon which the stockholders will vote at a meeting shall be announced at the meeting by the individual presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the individual presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such individual, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the individual presiding over the meeting of stockholders, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the individual presiding over the meeting of stockholders shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The Board or, in addition to making any other determinations that may be appropriate to the conduct of the meeting, the individual presiding over any meeting of stockholders, in each case, shall have the power and duty to determine whether any election, question or business was or was not properly made, proposed or brought before the meeting and therefore shall be disregarded and not be considered or transacted at the meeting, and, if the Board or the individual presiding over the meeting, as the case may be, determines that such election, question or business was not properly made, proposed or brought before the meeting and shall be disregarded and not be considered or transacted at the meeting, the individual presiding over the meeting shall declare to the meeting that such election, question or business was not properly made, proposed or brought before the meeting and shall be disregarded and not be considered or transacted at the meeting, and any such election, question or business shall not be considered or transacted at the meeting. Unless and to the extent determined by the Board or the individual presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 1.13    Notice of Stockholder Business and Nominations.

(a)Annual Meetings of Stockholders.

(i) Nominations of one or more individuals for election to the Board by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude nominations of one or more individuals for election as Preferred Directors (as defined below)) (each, a “Nomination,” and more than one, “Nominations”) and the proposal of any question or business other than Nominations to be considered by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude any question or business other than Nominations required by or pursuant to the provisions of the Certificate of Incorporation with respect to the rights of the holders of any series of Preferred Stock then outstanding to be voted on by the holders of any one or more such series, voting separately as a single class) (collectively, “Business”) may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto); provided, however, that reference in the Corporation’s notice of meeting to the election of directors or the election of members of the Board shall not include or be deemed to include Nominations, (B) by or at the direction of the Board or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.13 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.13.

(ii)    For Nominations or Business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.13(a)(i)(C), the stockholder must have given timely notice thereof in writing to the Secretary and any proposed Business must constitute a proper matter for stockholder action. To be timely, a stockholders’ notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than the of the close of business on 120th day prior to such annual meeting and not later than the close of business on the later the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholders’ notice as described above.

(iii)    Such stockholders’ notice shall set forth: (A) as to each Nomination to be made by such stockholder, (1) all information relating to the individual subject to such Nomination that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, without regard to the application of the Exchange Act to either the Nomination or the Corporation and (2) such individual’s written consent to being named in a proxy statement as a nominee and to serving as director if elected; (B) as to the Business proposed by such stockholder, a brief description of the Business, the text of the proposed Business (including the text of any resolutions proposed for consideration and, in the event that such Business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such Business at the meeting and any material interest in such Business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination or Business is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class, series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Corporation or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such stockholder and/or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation of the stockholder and/or any beneficial owner, (4) a representation that the stockholder is a holder of record of shares of capital stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to propose such Nomination or Business, (5) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver by proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve or adopt the Business or elect the nominee subject to the Nomination and/or (y) to otherwise solicit proxies from stockholders in support of such Nomination or Business and (6) any other information relating to such stockholder or any beneficial owner, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Act and the rules and regulations of the SEC thereunder; provided, however, that if the Business is otherwise subject to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (“Rule 14a-8”), the foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present such Business at an annual meeting of stockholders of the Corporation in compliance with Rule 14a-8, and such Business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting of stockholders. The Corporation may require any individual subject to such Nomination to furnish such other information as it may reasonably require to determine the eligibility of such individual subject to such Nomination to serve as a director of the Corporation.

 (iv)     In addition, in order for a Nomination to be properly brought before an annual or special meeting by a stockholder pursuant to this Section 1.13, any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Corporation, and deliver a signed copy of such completed questionnaire to the Corporation within 10 days of the date that the Corporation makes available to the stockholder seeking to make such nomination or such nominee the form of such questionnaire. The Corporation may require any proposed nominee to furnish such other information as may be reasonably requested by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee.

(v)    The information required to be included in a notice pursuant to this Section 1.13(a) shall be provided as of the date of such notice and shall be supplemented by the stockholder not later than 10 days after the record date for the determination of stockholders entitled to notice of the meeting to disclose any changes to such information as of the record date. The information required to be included in a notice pursuant to this this

Section 1.13(a) shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice required by this this Section 1.13(a) on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.

(b)Special Meetings of Stockholders.

(i)    Only such Business shall be conducted at a special meeting of stockholders of the Corporation as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto); provided, however, that reference therein to the election of directors or the election of members of the Board shall not include or be deemed to include Nominations. Nominations may be made at a special meeting at which one or more directors are to be elected by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude the Preferred Directors) pursuant to the Corporation’s notice of meeting (or any supplement thereto) as aforesaid (provided that the Board has determined that directors shall be elected at such meeting) (A) by or at the direction of the Board or (B) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.13 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.13(b) and delivers the information provided by Section 1.13(a)(ii), (iii) and (iv) with respect such Nomination.

(ii)    In the event the Corporation calls a special meeting for the purpose of electing one or more directors to the Board by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude the Preferred Directors), any such stockholder entitled to vote in such election may make Nominations of one or more individuals (as the case may be) for election to such position(s) upon delivery of a timely notice in writing. To be timely, a stockholders’ notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominee(s) proposed by the Board to be elected at such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholders’ notice as described above. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholders’ notice as described above.

    (c)    General.

(i)    Only individuals subject to a Nomination made in compliance with the procedures set forth in this Section 1.13 shall be eligible for election at an annual or special meeting of the stockholders, and only such Business shall be conducted at an annual or special meeting of the stockholders as shall have been brought before such meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by applicable law, the Board or the individual presiding over the meeting shall have the power and duty to determine whether (A) a Nomination or any Business proposed to be brought before the meeting was or was not made, proposed or brought, as the case may be, in accordance with the procedures set forth in this Section 1.13 and (B) any proposed Nomination or Business shall be disregarded or that such Nomination or Business shall not be considered or transacted at the meeting. Notwithstanding the foregoing provisions of this Section 1.13, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a Nomination or Business, such Nomination or Business shall be disregarded and such Nomination or Business shall not be considered or transacted at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii)    For purposes of this Section 1.13 and Section 1.14, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with or publicly furnished by the Corporation to the Securities and Exchange Commission pursuant to Section 13, 14 and 15(d) (or any successor thereto) of the Exchange Act.

(iii)    Nothing in this Section 1.13 shall be deemed to affect any (A) rights or obligations, if any, of stockholders with respect to inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (to the extent the Corporation or such proposals are subject to Rule 14a-8) or (B) rights, if any, of the holders of any series of Preferred Stock then outstanding to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 1.14    Proxy Access.

(a)Nominations of Eligible Nominees. The Corporation shall include in its proxy statement and/or on its proxy card (collectively, “proxy materials”) for an annual meeting of stockholders the name of, and the Required Information (as defined below) relating to, any individual nominated for election to the Board who satisfies the eligibility requirements set forth in this Section 1.14 (an “Eligible Nominee” and more than one, the “Eligible Nominees”), who is nominated pursuant to a stockholder notice in compliance with Section 1.13(a)(i)(C), which notice (a “Proxy Access Notice”) also complies with Section 1.14(f) and is timely delivered pursuant to Section 1.14(g) by a stockholder or a group of no more than twenty (20) stockholders (each, a “Holder” and collectively, “Holders”) who: (i) expressly elects or elect, as the case may be, at the date of delivery of the Proxy Access Notice pursuant to Section 1.14(g) to have such Eligible Nominee included in the Corporation’s proxy materials; (ii) as of both the date of delivery of the Proxy Access Notice and the record date for determining stockholders entitled to vote at the annual meeting of stockholders, (A) owns of record, or is acting on behalf of one or more beneficial owners who own (in each case, as defined in Section 1.14(c)), a number of shares that represents at least three percent (3%) in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote in the election of directors (the “Required Shares”) and (B) has owned of record, or is acting on behalf of one or more beneficial owners who have owned (in each case, as defined in Section 1.14(c)), continuously the Required Shares

(as adjusted for any stock splits, stock dividends or similar events) for at least the three-year period preceding the date of delivery of the Proxy Access Notice and must continue to hold the Required Shares through the date of the annual meeting; and (iii) satisfies the additional requirements set forth in this Section 1.14 (such Holder, or such group of Holders, collectively, an “Eligible Stockholder”). For the avoidance of doubt, in the event of a nomination by a group of Holders that together constitute an Eligible Stockholder, any and all requirements and obligations for an individual Eligible Stockholder set forth in this Section 1.14, including the minimum holding period, shall apply to each member of such group of Holders (each, a “Constituent Holder”); provided that the Required Shares shall be owned by such group of Holders in the aggregate. Should any Holder withdraw from a group of Holders constituting an Eligible Stockholder at any time prior to the annual meeting of stockholders, the remaining Holders shall be deemed to own only the shares owned by the remaining members of the group in determining if the group of Holders continues to constitute an Eligible Stockholder.
(b)Satisfying the Ownership Requirement. For purposes of satisfying the ownership requirement under Section 1.14(a): (i) the outstanding shares of capital stock of the Corporation owned by one or more Holders may be aggregated, provided that the number of Holders whose ownership of shares is aggregated for such purpose shall not exceed twenty (20); (ii) a group of investment funds under common management and investment control shall be treated as one Holder for the purpose of determining the aggregate number of Holders in Section 1.14(b)(i), provided that each such investment fund otherwise meets the requirements set forth in this Section 1.14; and (iii) two (2) or more persons that would be deemed to be beneficial owners of the same outstanding shares of capital stock of the Corporation under Rule 13d-3 (or any successor Rule) promulgated under the Exchange Act) shall be treated as one Holder for the purpose of determining the aggregate number of Holders in Section 1.14(b)(i).
(c)Determining Ownership. For purposes of this Section 1.14, a Holder “owns” only those outstanding shares of capital stock of the Corporation as to which the Holder possesses both: (i) the full voting and investment rights pertaining to such shares; and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, provided that the number of shares calculated in accordance with Section 1.14(b)(i) and Section 1.14(b)(ii) shall not include any shares (A) sold by such Holder or any of such Holder’s affiliates in any transaction that has not been settled or closed (including any short sale), (B) borrowed by such Holder or any of such Holder’s affiliates for any purposes or purchased by such Holder or any of such Holder’s affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Holder or any of such Holder’s affiliates, whether any such instrument or agreement is to be settled with shares of capital stock of the Corporation or with cash based on the notional amount or value of outstanding shares of capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Holder’s or any of such Holder’s affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such Holder or such Holder’s affiliates.
A Holder “owns” outstanding shares of capital stock of the Corporation held in the name of a nominee or other intermediary so long as the Holder retains the right to instruct how such shares are voted with respect to the election of directors and possesses the full economic interest in such shares. A Holder’s ownership of shares shall be deemed to continue during any period in which the Holder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the Holder. A Holder’s ownership of outstanding shares of capital stock of the Corporation shall be deemed to continue during any period in which the Holder has loaned such shares, provided that the Holder has the power to recall such loaned shares on no more than five (5) business days’ notice and recalls such loaned shares back to such Holder’s own possession not more than five (5) business days after being notified that such Holder’s Eligible Nominee will be included in the Corporation’s proxy material for the relevant annual meeting of stockholders and holds the recalled shares through date of such annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of capital stock of the Corporation are “owned” for purposes of this Section 1.14 shall be determined by the Board. For purposes of this Section 1.14, the terms “affiliate” or “affiliates” and “associate” or “associates” shall have the respective meanings ascribed thereto under the General Rules and Regulations promulgated under the Exchange Act.

(d)Limitations on Groups of Holders. No shares of capital stock of the Corporation may be attributed to more than one group of Holders constituting an Eligible Stockholder under this Section 1.14, and no Holder may be a member of more than one group of Holders constituting an Eligible Stockholder under this Section 1.14 per each annual meeting of stockholders.
(e)Required Information. For purposes of this Section 1.14, the “Required Information” that the Corporation shall include in its proxy statement is: (i) the information concerning the Eligible Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy materials by the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed five-hundred (500) words, in support of such Eligible Stockholder’s Eligible Nominee, which must be delivered at the same time and in the same manner as the Proxy Access Notice for inclusion in the Corporation’s proxy materials for the annual meeting (the “Statement”). Notwithstanding anything to the contrary contained in this Section 1.14, the Corporation may omit from its proxy materials, or may require the Eligible Stockholder to supplement or correct, any information, including all or a portion of any Statement, if the Corporation believes: (A) such information is not true and correct in all material respects or omits to state a material statement necessary to make the statements therein not misleading; (B) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; (C) the inclusion of such information would violate any applicable law, rule or regulation; or (D) the inclusion of such information would impose a material risk of liability to or upon the Corporation. Nothing in this Section 1.14 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements or other information relating to any Eligible Stockholder or Eligible Nominee.
(f)Information to be Set Forth in Proxy Access Notice. The Proxy Access Notice shall set forth the information required under Section 1.13(a)(iii)(A) with respect to each Eligible

Nominee and Section 1.13(a)(iii)(C) with respect to the Eligible Stockholder, and, in addition, shall set forth or include the following: (i) a copy of the Schedule 14N that has been or is concurrently filed with the Securities and Exchange Commission under Rule 14a-18 promulgated under the Exchange Act; (ii) the details of any relationship not disclosed in the Schedule 14N that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (iii) the name and address of the Eligible Stockholder; (iv) an executed written agreement by the Eligible Stockholder addressed to the Corporation, setting forth the following additional agreements, representations, and warranties: (A) with respect to the Eligible Stockholder, a representation and warranty as to the number of outstanding shares of capital stock of the Corporation such Eligible Stockholder owns and has owned (as defined in Section 1.14(c)) continuously for at least three (3) years as of the date of delivery of the Proxy Access Notice and an agreement to continue to own the Required Shares through the date of the annual meeting of stockholders, which statement shall also be included in the written statements set forth in Item 4 of the Schedule 14N filed by the Eligible Stockholder with the Securities and Exchange Commission, and a representation and warranty that such Eligible Stockholder intends to continue to satisfy the eligibility requirements described in this Section 1.14 through the date of the annual meeting of stockholders; (B) the Eligible Stockholder’s agreement to provide (1) written statements from the record holder and intermediaries as required under Section 1.14(h) verifying the Eligible Stockholder’s continuous ownership of the Required Shares, such statements to be delivered to the Corporation in the same manner as the Proxy Access Notice within five (5) business days after the date of delivery of the Proxy Access Notice and as of the business day immediately preceding the date of the annual meeting of stockholders and (2) immediate notice to the Corporation (in the same manner as the Proxy Access Notice) if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting of stockholders; (C) the Eligible Stockholder’s representation and agreement that the Eligible Stockholder (and its respective affiliates and associates) (1) did not acquire the Required Shares with the intent to change or influence control at the Corporation, and does not presently have such intent, (2) has not nominated and will not nominate for election to the Board at the annual meeting of stockholders any individual other than the Eligible Nominee being nominated pursuant to this Section 1.14, (3) has not engaged and will not engage in a “solicitation,” and has not been and will not be a “participant” in another person’s “solicitation,” in each case, within the meaning of Rule 14a-1(l) (or any successor rule) promulgated under the Exchange Act, in support of the election of any individual as a director at the annual meeting of stockholders other than such Eligible Stockholder’s Eligible Nominee or a nominee of the Board and (4) will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation; (D) the Eligible Stockholder’s agreement to (1) assume all liability stemming from any legal or regulatory violation arising out of any statements or communications made by the Eligible Stockholder to the Corporation, its stockholders or any other persons in connection with the nomination or election of directors, including, without limitation, the Proxy Access Notice, (2) indemnify and hold harmless (jointly, in the case of a group of Holders constituting an Eligible Stockholder) the Corporation and each of its directors, officers and employees, individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the Eligible Stockholder’s actions, including the provision of any information in the Proxy Access Notice or any other communication by the Eligible Stockholder to or with the Corporation, in connection with any nomination submitted by the Eligible Stockholder pursuant to this Section 1.14, (3) in the event that any information in the Proxy Access Notice, or any other communication by the Eligible Stockholder to or with the Corporation, its stockholders or any other person in connection with the nomination or election (including, without limitation, the Statement) or the Eligible Nominee ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made therein not misleading, or the Eligible Stockholder discovers that such person has failed to continue to satisfy the eligibility requirements described in this Section 1.14, promptly (and in any event within forty-eight (48) hours of discovering such misstatement, omission or failure to satisfy eligibility) notify the Corporation (in the same manner as the Proxy Access Notice) and any other recipient of such misstatement or omission and of the information required to correct the misstatement or omission, or of such failure to satisfy eligibility, (4) comply with all other applicable laws and regulations applicable to the Eligible Stockholder in connection with any solicitation in connection with the annual meeting of stockholders, (5) file all materials described below in Section 1.14(h)(iii) with the Securities and Exchange Commission, regardless of whether any such filing is required under Regulation 14A promulgated under the Exchange Act or whether any exemption from filing is available for such materials under Regulation 14A and (6) provide to the Corporation (in the same manner as the Proxy Access Notice) prior to the annual meeting of stockholders such additional information as may be reasonably requested by the Corporation in order for the Corporation to comply with its disclosure obligations under applicable law, determine the Eligible Stockholder’s satisfaction of the requirements of this Section 1.14 and ascertain the Eligible Nominee’s eligibility for nomination pursuant to this Section 1.14; (E) with respect to each Eligible Nominee, (1) a list of all positions held by such Eligible Nominee as an officer or director of any competitor (as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended (the “Clayton Act”)) of the Corporation or any of its subsidiaries within the three (3) years preceding the date of delivery of the Proxy Access Notice, (2) a completed and signed questionnaire, representation and agreement and any additional information, in each case, required by Section 1.14(i), (3) such Eligible Nominee’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director of the Corporation if elected; and (F) in the case of a nomination by a group of Holders that together constitute an Eligible Stockholder, the designation by each Constituent Holder of a lead Constituent Holder that is authorized to act on behalf of each such Constituent Holders with respect to the nomination of the Eligible Nominee and matters related thereto, including any withdrawal of the nomination of the Eligible Nominee.
The information and documents required by this Section 1.14(f) shall be: (i) provided with respect to and executed by each Constituent Holder; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of an Eligible Nominee or Constituent Holder that is an entity. The Proxy Access Notice shall be deemed delivered on the date on which all of the information and documents referred to in this Section 1.14(f) (other than such information and documents contemplated to be delivered after the date the Proxy Access Notice is delivered) have been delivered to the Secretary at the principal executive offices of the Corporation.
(g)Delivery of Proxy Access Notice. To be timely under this Section 1.14, the Proxy Access Notice must be delivered to the Secretary at the principal executive offices of the Corporation within the time period described in the second sentence of Section 1.13(a)(ii). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the delivery of the Proxy Access Notice as described above.
(h)Eligible Stockholder Obligations. An Eligible Stockholder must: (i) within five (5) business days after the date of delivery of the Proxy Access Notice, and on the last business day immediately prior to the date of the annual meeting of stockholders, provide to the Corporation (in the same manner as the Proxy Access Notice) one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, verifying that the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares; (ii) include in the written statements provided pursuant to Item 4 of Schedule 14N filed with the Securities and Exchange Commission a statement certifying that such Eligible Stockholder owns and continuously has owned (as defined in Section 1.14(c)) the Required Shares for at least three (3) years; (iii) file with the Securities and Exchange Commission any solicitation or other communication relating to the annual meeting of stockholders at which any Eligible Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A promulgated under the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A; and (iv) as to any group of investment funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, within five (5) business days after the date of delivery of the Proxy Access Notice, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control.
(i)Eligible Nominee Obligations. To be eligible to be an individual nominated for election to the Board by an Eligible Stockholder pursuant to this Section 1.14, an Eligible Nominee must complete and deliver (within the time period specified in Section 1.14(g) for delivery of the Proxy Access Notice) to the Corporation (in the same manner as the Proxy Access Notice), a written questionnaire providing information with respect to the background, experience and qualifications of such individual, together with a written representation and agreement of such individual with respect to the matters described in Section 1.13(a)(iv). At the request of the Corporation, the Eligible Nominee must promptly, but in any event within five (5) business days of such request, submit to the Corporation (in the same manner as the Proxy Access Notice) any additional completed and signed questionnaires required of the Corporation’s directors and provide to the Corporation such other information as the Corporation may reasonably request in order for the Corporation to comply with its disclosure obligations under applicable law or, as of the date of delivery of the Proxy Access Notice or a date subsequent thereto, determine whether the Eligible Stockholder satisfies the requirements of this Section 1.14 or ascertain whether the Eligible Nominee is eligible for nomination pursuant to this Section 1.14. The Corporation may request such additional information as necessary to permit the Board to determine if the Eligible Nominee is qualified and suitable to serve as a director of the Corporation, eligible to serve as an “independent director” or “audit committee financial expert” of the Corporation under applicable law, the rules or regulations of any stock exchange applicable to the Corporation, any regulation applicable to the Corporation or its securities, or any publicly disclosed corporate governance guideline or committee charter of the Corporation, and such other information as could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Eligible Nominee. If the Eligible Nominee fails to furnish such requested information prior to the last date on which a Proxy Access Notice would be timely pursuant to Section 1.14(g), the nomination of such Eligible Nominee shall not be considered made in compliance with this Section 1.14, the Corporation may omit from its proxy materials such Eligible Nominee, and such nomination shall be disregarded and not be considered at the annual meeting of stockholders before which such nomination is proposed to be brought, notwithstanding that proxies in respect of such vote or such Eligible Nominee may have been received by the Corporation.
(j)Omission of Eligible Nominee from Proxy Materials. Notwithstanding anything to the contrary contained in this Section 1.14, the Corporation may omit from its proxy materials any Eligible Nominee, and the nomination of such Eligible Nominee shall be disregarded and not be considered at the annual meeting of stockholders before which such nomination is proposed to be brought, notwithstanding that proxies in respect of such vote or such Eligible Nominee may have been received by the Corporation, and the Eligible Stockholder may not, after the last date on which a Proxy Access Notice would be timely, cure in any way any defect preventing the nomination of the Eligible Nominee, if: (i) the Secretary receives notice pursuant to Section 1.13(a)(i)(C) that a stockholder intends to nominate one or more individuals for election to the Board, which stockholder does not elect to have such stockholders nominee(s) included in the Corporation’s proxy materials pursuant to this Section 1.14; (ii) the Eligible Stockholder has engaged in (A) an exempt solicitation as described in Rule 14a-2(b) promulgated under the Exchange Act or (B) any communication, as described in Rule 14a-1(l)(2)(iv) promulgated under the Exchange Act, stating how the Eligible Stockholder intends to vote at the annual meeting of stockholders and the reasons therefor (in each case, other than with respect to such Eligible Stockholder’s Eligible Nominee(s) or any nominee(s) of the Board); (iii) (A) the Eligible Stockholder fails to include in the Proxy Access Notice or otherwise provide to the Corporation, or the Eligible Nominee fails to include in the written questionnaire, representation or agreement required by Section 1.14(i) or otherwise provide to the Corporation (in each case, within the time period specified in Section 1.14(g) for delivery of the Proxy Access Notice), all information required to be provided pursuant to this Section 1.14 in connection with the nomination of the Eligible Nominee, or the Eligible Stockholder or the Eligible Nominee otherwise breaches or fails to comply in any material respect with the Eligible Stockholder’s or Eligible Nominee’s, as applicable, obligations or agreements set forth in this Section 1.14, (B) the Eligible Stockholder has made representations and warranties or provided other information to the Corporation in connection with the nomination of the Eligible Nominee (including, without limitation, in the Proxy Access Notice) that was untrue, or ceases to be true, in any material respect or omitted, or omits, to state a material fact necessary to make the statements made therein not misleading, (C) the Eligible Nominee withdraws his or her written consent to being named in the Corporation’s proxy statement and to serving as a director of the Corporation if elected or becomes unwilling or unable to serve on the Board or (D) any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Eligible Nominee set forth in or required by this Section 1.14; (iv) the Eligible Stockholder withdraws such Eligible Stockholder’s nomination of the Eligible Nominee; (v) such Eligible Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with the Certificate of Incorporation, these Bylaws or any applicable law, the rules or regulations of any stock exchange applicable to the Corporation, any regulation applicable to the Corporation or its securities, or any publicly disclosed corporate governance guideline or committee charter of the Corporation; or (vi) the Eligible Nominee (A) is not “independent” under the rules or regulations of any stock exchange applicable to the Corporation, any regulation applicable to the Corporation or its securities, or any publicly disclosed corporate governance guideline or committee charter of the Corporation, (B) does not qualify as a “non-employee director” under Rule 16b-3 (or any successor Rule) promulgated under the Exchange Act, in each case, as determined by the Board, (C) is or has been, within the past three (3) years, an officer or director of a competitor (as defined in Section 8 of the Clayton Act) of the Corporation or any of its subsidiaries, (D) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten (10) years or (E) is or has been subject to any order, judgement, decree, event or circumstance specified in Rule 506(d)(1) (or any successor Rule) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), such that the exemption under Rule 506 (or any successor rule) would be unavailable to the Corporation were the Eligible Nominee a member of the Board.
(k)Nomination Not Made in Compliance with Section 1.14. Notwithstanding anything to the contrary contained in this Section 1.14, the nomination of an Eligible Nominee shall not be considered made in compliance with this Section 1.14, and such nomination shall be disregarded and not be considered at the annual meeting of stockholders before which such nomination is proposed to be brought, notwithstanding that proxies in respect of such vote or such Eligible Nominee may have been received by the Corporation, if: (i) the Eligible Stockholder has failed to continue to satisfy the eligibility requirements described in this Section 1.14; (ii) the Eligible Stockholder or the designated lead Constituent Holder, as the case may be, or any qualified representative thereof, does not appear at the annual meeting of stockholders before which such nomination is proposed to be brought to present the nomination of the Eligible Nominee submitted pursuant to this Section 1.14; (iii) the Eligible Nominee becomes unwilling or unable to serve on the Board; or (iv) the Eligible Stockholder withdraws such Eligible Stockholder’s nomination of the Eligible Nominee.
(l)Impermissible Activities. Notwithstanding anything to the contrary contained in this Section 1.14, the Corporation shall not be required to include in its proxy materials any Eligible Nominee pursuant to this Section 1.14, the nomination of an Eligible Nominee shall not be considered made in compliance with this Section 1.14, such nomination shall be disregarded and not be considered at the annual meeting of stockholders before which such nomination is proposed to be brought, notwithstanding that proxies in respect of such vote or such Eligible Nominee may have been received by the Corporation, and no stockholder who submits a nomination of an Eligible Nominee shall be deemed to constitute an Eligible Stockholder for purposes of this Section 1.14, if such Eligible Nominee or nominating stockholder, as the case may be, at any time during the three-year period immediately preceding the date of delivery of the Proxy Access Notice for such nomination or at any time prior to the annual meeting of stockholders, directly or indirectly, whether through an affiliate, associate or other intermediary, has initiated, financially sponsored, supported or otherwise actively participated in any initiative, campaign or other process seeking to (i) advance any agenda that is not directly related to the enhancement of stockholder value or (ii) restrict, eliminate or declare unlawful any business or operation of the Corporation or any of its subsidiaries that has generated revenue, positive earnings and/or net income in at least one (1) fiscal quarter in the trailing four (4) fiscal quarters, as disclosed in the most recent earnings press release or periodic report (on Form 10-Q or Form

10-K, as the case may be) filed by the Corporation with the Securities and Exchange Commission immediately preceding the date of delivery of such Proxy Access Notice.
(m)Maximum Number of Eligible Nominees. Notwithstanding the other provisions of this Section 1.14, the number of Eligible Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders (including any Eligible Nominee whose name was submitted for inclusion in the Corporation’s proxy materials but who is nominated by the Board as a Board nominee), together with any nominees who were previously elected to the Board as Eligible Nominees at any of the preceding two (2) annual meetings of stockholders and who are re-nominated for election at such annual meeting of stockholders by the Board and any Eligible Nominee who was qualified for inclusion in the Corporation’s proxy materials but whose nomination is subsequently withdrawn, shall not exceed (the “Maximum Number”) the greater of (i) two (2) or (ii) twenty-five percent (25%) of the number of directors in office as of the last date on which a Proxy Access Notice may be delivered pursuant to Section 1.14(g) with respect to such annual meeting of stockholders, or if such amount is not a whole number, the closest whole number below twenty-five percent (25%). In the event that the number of Eligible Nominees submitted by Eligible Stockholders pursuant to this Section 1.14 exceeds this Maximum Number, each Eligible Stockholder will select one (1) Eligible Nominee for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, going in order of the number (largest to smallest) of outstanding shares of capital stock of the Corporation each Eligible Stockholder disclosed as owned in such Eligible Stockholder’s respective Proxy Access Notice delivered to the Corporation. If the Maximum Number is not reached after each Eligible Stockholder has selected one (1) Eligible Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached. In the event that one or more vacancies occurs on the Board resulting from the death, resignation, disqualification, removal or other cause after the deadline set forth in Section 1.14(g), but before the date of the annual meeting of stockholders, and the Board resolves to reduce the number of directors constituting the Board in connection therewith, the Maximum Number shall be calculated based on such reduced number of directors.
(n)Ineligible Nominees. Any Eligible Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at such annual meeting of stockholders or (ii) does not receive at least twenty five percent (25%) of the votes cast in favor of the Eligible Nominee’s election at such annual meeting of stockholders, will be ineligible to be an Eligible Nominee pursuant to this Section 1.14 for the next two (2) annual meetings of stockholders.
(o)Section 1.14 Exclusive. This Section 1.14 provides the exclusive method for a stockholder or group of stockholders to include nominees for election to the Board in the Corporation’s proxy materials.
(p)Determinations. Except as otherwise provided by applicable law, the Certificate of Incorporation, or this Section 1.14, the Board shall have the power and duty to determine whether this Section 1.14 or any of the representations, warranties and covenants contained in this Section 1.14 or required by this Section 1.14 have been complied with.

ARTICLE II
Board of Directors
Section 2.1    Number; Qualifications. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (collectively, the “Preferred Directors” and each, a “Preferred Director”), the number of directors which shall constitute the whole Board shall not be less than three nor more than fifteen, the exact number within said limits to be fixed from time to time solely by resolution of the Board, acting by the vote of not less than a majority of the directors then in office. A majority of the directors shall consist of persons who are not employees of the Corporation or of any subsidiary of the Corporation and which would qualify as “independent” pursuant to the primary stock exchange on which the Corporation’s common stock is traded. Should the death, resignation or other removal of any non-employee director result in the failure of the requirement set forth in the preceding sentence to be met, such requirement shall not apply during the time of the vacancy caused by the death, resignation or removal of any such non-employee director. Directors need not be stockholders.
Section 2.2    Election of Directors.

(a)Except as provided in Section below and for any Preferred Directors, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting of stockholders for the election of directors at which a quorum is present (a “Majority Vote”); provided, however, that in the event of a contested election, the election of directors shall be decided by a plurality of the votes cast. For purposes of this Section 2.2, a “contested election” is an election of directors in which the nominees for election to the Board exceeds the number of directors to be elected, determined as of the date that is ten (10) days prior to the date that notice of the meeting stockholders is first given by the Corporation. If directors are to be elected by a plurality of the votes cast, stockholders may withhold their vote with respect to a director, but shall not be permitted to vote against a nominee.
(b)For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions and, if applicable, Broker Non-Votes, are not counted as votes “for” or “against” a director.
(c)Any nominee who does not receive a Majority Vote in an election that is not a contested election is expected to promptly tender his or her resignation to the Chairman of the Board following certification of the stockholder vote. Considering such factors as it deems relevant, the Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. Considering the Governance and Nominating Committee’s recommendation and such other factors as it deems relevant, the Board shall, exercising its business judgment, determine whether to accept or reject the resignation, or whether other action should be taken. Within 90 days from the date of the certification of the election results, the Corporation will promptly publicly disclose the Board’s decision and process (including, if applicable, the reasons for rejecting the tendered resignation) in a periodic or current report filed with the Securities and Exchange Commission.

Section 2.3    Resignation. Any director may resign at any time by delivering written notice to the Chairman. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date, in which event the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.
Section 2.4    Vacancies. A director shall hold office until the annual meeting of stockholders and until his successors shall be elected and shall qualify, subject, however, to the director’s prior death, resignation, retirement, disqualification, or removal from office. Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, any vacancy occurring in the Board, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board, or by the sole remaining director. Any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director.
Section 2.5    Regular Meetings. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine.
Section 2.6    Special Meetings. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer or by the directors entitled to cast a majority of the votes of the whole Board. Notice of a special meeting of the Board shall be given by or at the direction of the person or persons calling the meeting at least twenty-four (24) hours before the special meeting of the Board.
Section 2.6    Telephonic Meetings Permitted. Members of the Board, or any committee designated by the Board, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all individuals participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.6 shall constitute presence in person at such meeting.
Section 2.7    Quorum; Vote Required for Action. At all meetings of the Board the directors entitled to cast a majority of the votes of the directors then in office, which in no case shall be less than one-third of the total number of directors, shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board.
Section 2.8    Organization. Meetings of the Board shall be presided over by the Chairman of the Board, if any, or in his or her absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any individual to act as secretary of the meeting.

Section 2.9    Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission. After action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained.
ARTICLE III
Committees
Section 3.1    Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board or these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that to the extent prohibited by law, a committee of the Board shall not have the power or authority of the Board in respect of (1) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to the stockholders of the Company for approval or (2) adopting, amending or repealing any By-Law of the Company.
Section 3.2    Committee Rules. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II.
Section 3.3    Subcommittees. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board designating such committee, any committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee, and, unless the committee otherwise provides, each subcommittee created by the committee may make, alter and repeal rules for the conduct of its business and, in the absence of such rules, each subcommittee shall conduct its business in the same manner as the committee conducts its business and, in the absence of either of such rules, each subcommittee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II.

ARTICLE IV
Officers
Section 4.1    Executive Officers; Election; Qualifications; Term of Office, Resignation; Removal; Vacancies. The Board shall elect a Chief Executive Officer, a Chief Financial Officer and a Secretary, and shall choose a Chairman of the Board from among its members. The Board may also choose a Chief Operating Officer, a President, one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.
Section 4.2    Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in these Bylaws or a resolution by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.
ARTICLE V
Stock
Section 5.1    Certificates. Every holder of capital stock of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two (2) authorized officers of the Corporation representing the number of shares registered in certificate form. Each of the Chief Executive Officer, the Chief Financial Officer and the Secretary, in addition to any other officers of the Corporation authorized by the Board or these Bylaws, is hereby authorized to sign certificates by, or in the name of, the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. The Corporation shall not have the power to issue a certificate in bearer form.
Section 5.2    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
Section 5.3    Restrictions. If the Corporation issues any shares that are not registered under the Securities Act, and registered or qualified under the applicable state securities laws, such shares may not be transferred without the consent of the Corporation and the certificates evidencing such shares or the notice required by Delaware law, as the case may be, shall contain substantially the following legend (or such other legend adopted by resolution or resolutions of the Board):
THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH IN THE CORPORATION’S AMENDED AND RESTATED BYLAWS (AS THE SAME MAY BE AMENDED OR AMENDED AND RESTATED) AND MAY NOT BE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, WITHOUT THE CONSENT OF THE CORPORATION.
ARTICLE VI
Indemnification
Section 6.1    Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any individual (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or an individual for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.
Section 6.2    Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3    Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
Section 6.4    Non-Exclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Section 6.5    Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.
Section 6.6    Amendment or Repeal. Any amendment, repeal, modification or elimination of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment, repeal, modification or elimination.
Section 6.7    Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
Section 6.8    Certain Terms. For purposes of this Article VI: (a) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation as if its separate existence had continued; (b) references to “other enterprise” shall include employee benefit plans; (c) reference to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and (d) references to “serving at the request of the Corporation or any of its consolidated subsidiaries” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

ARTICLE VII
Miscellaneous
Section 7.1    Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.
Section 7.2    Seal. The corporate seal of the Corporation shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.
Section 7.3    Manner of Notice. Except as otherwise provided in these Bylaws or permitted by applicable law, notices to directors and stockholders shall be in writing or electronic transmission and delivered by mail, courier service or electronic mail to the directors or stockholders at their addresses appearing on the records of the Corporation.
Section 7.4    Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee or subcommittee of directors need be specified in a waiver of notice.
Section 7.5    Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, that the records so kept comply with applicable law.
Section 7.6    Amendment of Bylaws. These Bylaws may be altered, amended or repealed, and new bylaws made, by the Board, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.
Section 7.7    Proxies in Respect of Stock or Other Securities of Other Corporations. The Board, or any committee thereof, shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.
Section 7.8    Forum for Adjudication of Disputes.
(a)Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former stockholder, director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action to interpret, apply or enforce any provision of the General Corporation Law of the State of Delaware, (iv) any action to interpret, apply, enforce or determine the validity of the provisions of the Certificate of Incorporation or these Bylaws or any other instrument, document, agreement or certificate as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware or (v) any action asserting a claim governed by the internal affairs doctrine; provided, however, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over such action, the sole and exclusive forum for such action shall be another state or federal court located within the State of Delaware, in all cases, subject to such court having personal jurisdiction over the indispensable parties named as defendants.
(b)Federal Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
(c)Application. Failure to enforce the foregoing provisions of this Section 7.8 would cause the Corporation irreparable harm and the Corporation shall, to the fullest extent permitted by applicable law, be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.8. This Section 7.8 shall not apply to any action asserting claims arising under the Exchange Act.

Adopted Effective As of January 27, 2022.

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